Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

Re:	Ford Motor Credit Company Registration Statement
Nos. 333-91953, 333-92595, 333-45015, 333-86832 and 333-107955 on Form S-3

      We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Credit Company and Subsidiaries of our report dated January 21, 2004 relating to the financial statements, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan

March 12, 2004

23-1